Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains’ CFO Jerry Peters to Retire; John Neppl Named to Succeed Him

OMAHA, Neb., Sept. 5, 2017 (GLOBE NEWSWIRE) – Green Plains Inc. (NASDAQ:GPRE) today announced that Jerry Peters will retire as chief financial officer from Green Plains and Green Plains Partners LP effective September 11, 2017. John Neppl has been named to succeed Mr. Peters upon his retirement. Mr. Peters will continue to be a member of the board of directors of Green Plains Holdings LLC, the general partner of Green Plains Partners (NASDAQ:GPP).

“For the past 10 years, Jerry has made great contributions to Green Plains’ growth and success,” said Todd Becker, president and chief executive officer. “Jerry’s financial expertise, deep knowledge of the business and strong leadership have made him a great partner to work with and a highly valued member of our team. On behalf of our shareholders, our board of directors, our executive team and the company, I want to thank Jerry for his leadership as our CFO and we wish him all the best in his retirement.”

“I step away from Green Plains knowing the company is in the strongest financial condition of its history. It has been an honor to work with such great people and I know the company is well-positioned for future success,” said Peters. “I am grateful for the opportunity to be part of building a great company and look forward to my continued involvement as a board member of Green Plains Partners.”

Mr. John Neppl has been appointed chief financial officer of Green Plains effective September 11, 2017. John most recently served as chief financial officer of The Gavilon Group, LLC, an agriculture and energy commodities management firm with an extensive global footprint. He provided broad financial leadership, with responsibility for the organization’s accounting, treasury, risk control, business planning and analysis, tax, legal and investor relations functions.

“John has extensive experience in commodity processing and trading businesses in both energy and agriculture,” stated Becker. “John’s leadership skills and experience across all facets of finance and accounting will make him an exceptional CFO for Green Plains. John understands both our history and our vision for the future and has the skills and perspective needed to lead our financial organization as we continue to pursue our growth strategy.”

Previously, Neppl held senior financial management positions at ConAgra Foods, Inc., including senior financial officer of ConAgra Trade Group and Commercial Products division as well as assistant corporate controller. Prior to ConAgra, Neppl was corporate controller at Guarantee Life Companies. He began his career as an auditor with Deloitte & Touche. He is a member of the Creighton University Heider College of Business Dean’s Advisory Board, as well as its Accounting Department Advisory Board. In addition, he is on the Board of Directors of Marian High School and Chair of its Finance Committee.

Neppl earned his Bachelor of Science degree in business administration with a major in accounting from Creighton University in Omaha, Nebraska. He is also a certified public accountant (inactive status).

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feedlots, food ingredients, and commodity marketing and logistics services. The company is the second largest consolidated owner of ethanol production facilities in the world with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include risks related to Green Plains’ ability to realize the anticipated benefits from recent acquisitions and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700

###